EXHIBIT 10-A

                          AMBANC CORP.
                    DIRECTOR STOCK GRANT PLAN


I.   PURPOSE

     The purpose of this Director Stock Grant Plan (the "Plan") of AMBANC Corp. (the "Company") is to ensure that the personal interests of the members of the Company's Board of Directors continue to be closely aligned with those of the Company's shareholders. To accomplish this purpose, the Plan provides for members of the Company's Board of Directors to receive quarterly grants of shares of the common stock, $10.00 par value per share, of the Company (the "Common Shares") in lieu of the receipt of annual retainers and Board meeting attendance fees payable in cash.


II.  ELIGIBILITY

     Each person who serves as a member of the Company's Board of Directors during the term of the Plan is eligible to participate in the Plan.


III. SHARES ISSUABLE UNDER THE PLAN

     Subject to adjustment as provided in Paragraph V, the total number of Common Shares that may be granted under the Plan during the term of the Plan is 15,000 Common Shares. Shares to be issued under the Plan shall consist solely of previously issued and outstanding Shares purchased by the Company.


IV.  EFFECTIVE DATE

     The Plan shall be effective as of January 1, 1996, subject to approval by the Company's shareholders (by the affirmative vote of a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding shares entitled to vote thereon is present in person or by proxy and voting on the
Plan).  The Plan shall expire on December 31, 2000.


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V.   CAPITAL ADJUSTMENTS

     The aggregate number and class of shares subject to and authorized by the Plan shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from the payment of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or any similar capital adjustment or other increase or decrease in the number of outstanding Common Shares effected without receipt of consideration by the Company.

VI.  GRANTS OF COMMON STOCK

     On the business day next following the last day of each quarter during the term of the Plan, each Director shall receive a grant of Common Shares as compensation for service as a member of the Company's Board of Directors, including attendance at Board meetings, during such quarter. If a person becomes a member of the Board of Directors subsequent to the first day of the quarter for which grants are to be made, the grant to such Director for the quarter shall be prorated by multiplying the number of Common Shares to be received by a Director who served for the full quarter by a fraction, the numerator of which shall be the number of days beginning on, and including, the date on which the person first was appointed or elected as a member of the Board of Directors and ending on, and including, the last day of the quarter, and the denominator of which shall be the total number of days in such quarter.

     For each of the four quarters commencing on January 1, 1996, each Director shall receive a grant, subject to proration as described in the preceding paragraph, of that number of Common Shares having a fair market value of $1,250. The fair market value of a Common Share shall be the average of the closing bid and asked prices recorded on the National Association of Securities Dealers Automated Quotation system for the last five trading days of the quarter for which the grant is being made. Fractional shares resulting from this calculation shall be rounded, up or down, to the nearest whole share. Certificates for such Common Shares shall be issued as soon as practicable following the date of such grant except that certificates for Common Shares granted as compensation for the first quarter of 1996 shall be issued as soon as practicable following shareholder approval.

     For quarters beginning January 1, 1997, and thereafter, the dollar value of the quarterly grants of shares to be received by each Director shall be set by a standing resolution of the Company's Board of Directors, which resolution may not be amended more than once each six months. Stock grants made under the Plan shall be in lieu of the payment of any annual retainer and fees for attendance at Board of Director meetings; all other payments to members of the Company's Board of Directors, including fees for attending meetings of the Executive Committee of the Board of Directors and other Board committee meetings, shall not be subject to the provisions of this Plan.

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VII. TRANSFERABILITY AND ASSIGNABILITY

     No right to receive a grant of Common Shares pursuant to this Plan shall be transferable or assignable other than by will or the laws of descent and distribution. The Common Shares received by a Director pursuant to this Plan shall be freely transferable by the Director except (a) for such periods, if any, during which the transferability of the Common Shares is restricted so as to comply with the requirements of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder, as amended, and
(b) as restricted pursuant to Paragraph XIV of this Plan.


VIII.     SHAREHOLDER RIGHTS

     A Director shall have no rights as a shareholder with respect to any Common Shares granted under the terms of this Plan until the Director shall become the holder of record of such Common Shares.


IX.  NO RIGHT TO CONTINUE AS A DIRECTOR

     Neither participation in the Plan nor the grant of Common Shares pursuant to the Plan shall constitute any agreement or understanding that the Company will retain a Director for any period of time or at any particular rate of compensation.


X.   ADMINISTRATION OF THE PLAN

     The Plan shall be self-administering. All ministerial actions or duties shall be performed by the Chief Executive Officer of the Company and such person or persons as he or she shall designate from time to time, and they shall have authority to issue Common Shares and deliver all such other instruments and to take all other actions and to make all other determinations, not inconsistent with this Plan, that they may deem, in their sole discretion, necessary or desirable.


XI.  TERMINATION OF SERVICE AS A DIRECTOR

     In the event a Director ceases to serve on the Company's Board of Directors during a quarter for which this Plan is in effect, such Director shall receive at the end of such quarter a grant of Common Shares prorated by multiplying the number of Common Shares to be received by a Director who served for the full quarter by a fraction, the numerator of which shall be the number of days beginning on, and including, the first day of the quarter and ending on, and including, the effective date of the Director's resignation or other termination of membership on the Board of Directors, and the denominator of which shall be the total number of days in the quarter.
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XII. AMENDMENT OF THE PLAN

     The Board of Directors may terminate, amend or modify the Plan at any time and from time to time; subject, however, to such requirements, if any, as are necessary to comply with Paragraph XIII of this Plan. Further, the Board of Directors shall not, without the requisite affirmative vote of shareholders of the Company, make any amendment that would require shareholder approval under any applicable law, including Rule 16b-3 under the Securities Exchange Act of 1934, unless such compliance, if discretionary, is no longer desired.


XIII.     COMPLIANCE WITH RULE 16b-3

     It is intended that the Plan be applied and administered in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, and any successor rules. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board of Directors.


XIV. SECURITIES LAW RESTRICTIONS

     The Company may impose such other restrictions on any Common Shares granted pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any trading system or exchange upon which the Common Shares are then listed, and with any Blue Sky or state securities laws applicable to such Common Shares.


XV.  GOVERNING LAW

     All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Indiana and construed in accordance therewith.